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Exhibit 7.7

NORANDA INC.

And

MONTREAL TRUST COMPANY OF CANADA

Trustee

Sixth Supplemental Indenture

Dated as of February 13, 2001

to

Trust Indenture

Dated as of July 1, 1992

        THIS SIXTH SUPPLEMENTAL INDENTURE made as of February 13, 2001

B E T W E E N:

NORANDA INC., a corporation incorporated
under the laws of the Province of Ontario,
Canada, and having its registered office at the
City of Toronto in the Province of Ontario,
Canada (the "Corporation"),

– and –

MONTREAL TRUST COMPANY OF CANADA,
a trust company incorporated under
the laws of Canada and duly authorized
to carry on the trust business in each province
of Canada (the "Trustee"),

        WHEREAS by a trust indenture (hereinafter referred to as the "Original Indenture") made as of July 1, 1992 between the Corporation and the Trustee provision was made for the issue of Securities of the Corporation in one or more series;

        WHEREAS under and in accordance with the terms of the Original Indenture, as supplemented and amended by a first supplemental indenture made as of July 15, 1992, a second supplemental indenture made as of June 1, 1993, a third supplemental indenture made as of August 18, 1993, a fourth supplemental indenture made as of June 16, 1994 and a fifth supplemental indenture made as of July 17, 1995, there have heretofore been issued five series of Securities;

        WHEREAS the Corporation desires to the supplement the terms of the Original Indenture in the manner set forth herein;

        WHEREAS the Corporation is not in default under the Original Indenture;

        WHEREAS all necessary acts and proceedings have been done and taken and all necessary resolutions passed to authorize the execution and delivery of this Sixth Supplemental Indenture and to make the same legal and valid and binding upon the Corporation; and

        WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee;

        NOW THEREFORE THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSES that, in consideration of the premises and the covenants herein contained, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 1.01    Definitions

        For all purposes of this Sixth Supplemental Indenture, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

  "Fifth Supplemental Indenture" means the fifth supplemental indenture made as of July 17, 1995 between the Corporation and the Trustee in supplement to the Original Indenture;

  "First Supplemental Indenture" means the first supplemental indenture made as of July 15, 1992 between the Corporation and the Trustee in supplement to the Original Indenture;

  "Fourth Supplemental Indenture" means the fourth supplemental indenture made as of June 16, 1994 between the Corporation and the Trustee in supplement to the Original Indenture;

  "Original Indenture" means the trust indenture made as of July 1, 1992 between the Corporation and the Trustee;

  "Second Supplemental Indenture" means the second supplemental indenture made as of June 1, 1993 between the Corporation and the Trustee in supplement to the Original Indenture;

  "Sixth Supplemental Indenture", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Sixth Supplemental Indenture made as of February 13, 2001 and not to any particular Article, Section or other portion thereof, and include any and every instrument supplemental or ancillary hereto or in implement hereof, and the expressions "Article" and "Section" followed by a number mean and refer to the specified Article or Section of this Sixth Supplemental Indenture;

  "Third Supplemental Indenture" means the third supplemental indenture made as of August 18, 1993 between the Corporation and the Trustee in supplement to the Original Indenture;

  "Trust Indenture" means the Original Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and this Sixth Supplemental Indenture and any other indenture, deed or instrument supplemental or ancillary thereto; and

other terms and expressions used herein shall have the same meanings as corresponding expressions defined in the Original Indenture.

Section 1.02    To be Read with Original Indenture

        This Sixth Supplemental Indenture is a supplemental indenture within the meaning of the Original Indenture and the Original Indenture and this Sixth Supplemental Indenture shall be read together and shall have effect, so far as practicable, as though all the provisions of the Original Indenture and this Sixth Supplemental Indenture were contained in one instrument.

ARTICLE 2

CERTAIN DEFINITIONS

Section 2.01    Certain Definitions

        With respect to the Securities of any series established by the Corporation on or after the date hereof:

(i)
the definition of "Foreign Currency" in Section 1.01(v) of the Original Indenture shall be deleted in its entirety and replaced with the following:

  "Foreign Currency" means (i) a currency issued by the government of a country other than Canada or (ii) the euro, the official currency of participating member states of the European Union;

(ii)
the definition of "Person" in Section 1.01(an) of the Original Indenture shall be deleted in its entirety and replaced with the following:

  "Person", as used herein and in the Original Indenture, means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, unincorporated organization or association, trust, government (or any agency or political subdivision thereof) or other entity;

ARTICLE 3

DEFEASANCE

Section 3.01    Covenant Defeasance

(1)
In addition to the option set forth in Section 12.01 of the Original Indenture, the Corporation shall have the option, exercisable at any time on or after the effective date of this Sixth Supplemental Indenture, to effect covenant defeasance (as defined below) of or within the Securities of any series established under Section 3.01 of the Original Indenture on or after the date hereof in accordance with Section 3.01(2) hereof and with Article Twelve of the Original Indenture.

(2)
Upon the Corporation's exercise of the option referred to in Section 3.01(1) hereof with respect to the Securities of any series established by the Corporation on or after the date hereof, the Corporation shall be released from its obligations under Sections 9.01(b), 9.01(e), 9.03, 9.04 and 9.08 of the Original Indenture, and, if specified pursuant to Section 3.01 of the Original Indenture, its obligations under any other covenant, with respect to such Securities and any related coupons on and after the date on which the conditions set forth in Section 3.01(4) hereof and in Section 12.03 of the Original Indenture are satisfied (hereinafter, "covenant defeasance"), and such Securities and any related coupons shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purpose hereafter. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any related coupons, the Corporation may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere in the Trust Indenture to any such covenant or by reason of reference in any such covenant to any other provision in the Trust Indenture or in any other document and such omission to comply shall not constitute an Event of Default under Section 5.01(c), Section 5.01(d) or Section 5.01(i) of the Original Indenture or otherwise, as the case may be, but, except as specified above, the remainder of this Sixth Supplemental Indenture, the Original Indenture and such Securities and any related coupons shall be unaffected thereby.

(3)
The Corporation shall be entitled to elect to effect the option set forth in Section 12.01 of the Original Indenture with respect to Securities of any series established under the Original Indenture on or after the date hereof notwithstanding that the Corporation shall have previously exercised the option to effect covenant defeasance set forth in Section 3.01(1) of this Sixth Supplemental Indenture.

(4)
In addition to the conditions set forth in Section 12.03 of the Original Indenture, any covenant defeasance hereunder of the Securities of any series established on or after the date hereof and any related coupons shall be subject to the condition that the Corporation has delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Securities of such series then Outstanding will not recognize gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

Section 3.02    Additional Condition to Defeasance

        In addition to the conditions set forth in Section 12.03 of the Original Indenture, any defeasance under Section 12.02 of the Original Indenture of or within Securities of any series established on or after the date hereof and any related coupons shall be subject to the condition that the Corporation has delivered to the Trustee an Opinion of Counsel stating that (i) the Corporation has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable U.S. federal income tax law or regulations, in either case to the effect that, and, based thereon, the Opinion of Counsel shall confirm that, the holders of the Securities of such series then Outstanding will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

ARTICLE 4

MISCELLANEOUS PROVISIONS

Section 4.01    Confirmation of Original Indenture

        The Original Indenture, as amended and supplemented by this Sixth Supplemental Indenture, is in all respects confirmed.

Section 4.02    Acceptance of Trusts

        The Trustee hereby accepts the trusts in this Sixth Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions and subject to the provisions set forth in the Original Indenture as supplemented by this Sixth Supplemental Indenture.

Section 4.03    Counterparts and Formal Date

        This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but and all such counterparts together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

NORANDA INC.
By:	/s/ KEVIN N. THOMPSON
By:	/s/ MICHAEL R. FRILEGH
MONTREAL TRUST COMPANY OF CANADA
By:	/s/ C. SEAN PIGOTT
By:	/s/ MARLON REID

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ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
ARTICLE 2 CERTAIN DEFINITIONS
ARTICLE 3 DEFEASANCE
ARTICLE 4 MISCELLANEOUS PROVISIONS